UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 9, 2016, Medivation, Inc. (Company) announced that the U.S. Food and Drug Administration (FDA) has lifted the partial clinical hold on the Investigational New Drug (IND) application for pidilizumab (MDV9300) in hematological malignancies and confirmed that the Phase II clinical trial in patients with relapsed or refractory diffuse large B-cell lymphoma (DLBCL), as well as other studies that cross reference the IND, may now proceed. The partial clinical hold was not related to any safety concerns. As previously disclosed, the Company also intends to submit an amendment to the Chemistry, Manufacturing and Controls (CMC) section of the IND in the second quarter to provide for larger manufacturing lot sizes to better support the current and planned clinical activities for pidilizumab. A copy of the Company’s press release announcing the lifting of the partial clinical hold is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	U.S. FDA Lifts Partial Clinical Hold on Medivation’s Pidilizumab

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: March 9, 2016	By:	/s/ Tseli Lily Yang
Tseli Lily Yang
Principal Accounting Officer

EXHIBIT INDEX

99.1	U.S. FDA Lifts Partial Clinical Hold on Medivation’s Pidilizumab